Exhibit 10.3

GLOBAL MEDICAL REIT INC.

2016 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (this “Agreement”) is made and entered into as of ________ (the “Date of Grant”) by and between Global Medical REIT Inc., a Maryland real estate investment trust (the “Company”), and ________ (the “Grantee”).

WHEREAS, the Company, in order to induce the Grantee to enter into, or to continue to, dedicate the Grantee’s services to the Company or its Affiliates and to materially contribute to the success of the Company and its Affiliates, agrees to grant this Restricted Stock award to the Grantee;

WHEREAS, the Company has adopted the Global Medical REIT Inc. 2016 Equity Incentive Plan, as amended from time to time (the “Plan”), under which the Company is authorized to grant awards of Restricted Stock to certain employees, directors and other service providers of the Company;

WHEREAS, a copy of the Plan has been furnished to the Grantee and shall be deemed a part of this Agreement as if fully set forth herein and, accordingly, capitalized terms used but not defined herein shall have the meanings set forth in the Plan; and

WHEREAS, the Grantee desires to accept the award of Restricted Stock made pursuant to this Agreement.

NOW, THEREFORE, in consideration of and mutual covenants set forth herein and for other valuable consideration hereinafter set forth, the parties agree as follows:

1.           The Grant. Subject to the conditions set forth below, the Company hereby grants the Grantee, effective as of the Date of Grant, as a matter of separate inducement but not in lieu of any salary or other compensation for the Grantee’s services to the Company or its Affiliates, an award consisting of ____ shares of Restricted Stock (the “Award”) in accordance with the terms and conditions set forth herein and in the Plan.

2.           Escrow of Restricted Stock. The Company shall evidence the Restricted Stock in the manner that it deems appropriate. The Company may issue in the Grantee’s name a certificate or certificates representing the Restricted Stock and retain that certificate or those certificates until the restrictions on such Award lapse as contemplated in Section 5 or 6 of this Agreement or the Award is forfeited as described in Sections 4 and 6 of this Agreement. If the Company certificates the Restricted Stock, the Grantee shall execute one or more stock powers in blank for those certificates and deliver those stock powers to the Company. The Company shall hold the Restricted Stock and the related stock powers pursuant to the terms of this Agreement, if applicable, until such time as (a) a certificate or certificates for the Restricted Stock are delivered to the Grantee, (b) the Restricted Stock is otherwise transferred to the Grantee free of restrictions, or (c) the Restricted Stock is canceled and forfeited pursuant to this Agreement.

3.           Ownership of Restricted Stock. From and after the Date of Grant, the Grantee shall be the record owner of the Restricted Stock until the shares of Common Stock are sold or otherwise disposed of, and shall be entitled to all the rights of a shareholder, including, without limitation, the right to vote such shares and receive all dividends or other distributions paid with respect to such shares. Notwithstanding the foregoing, any dividends or other distributions shall be subject to the same Forfeiture Restrictions (as defined below) as the shares of Restricted Stock with respect to which they were paid. No interest shall accrue on the dividends or other distributions between the declaration and settlement of the dividends.

4.           Restrictions; Forfeiture. The Restricted Stock under the Award is restricted in that it may not be sold, transferred or otherwise alienated or hypothecated until the restrictions enumerated in this Agreement and in the Plan are removed or lapse as contemplated in Section 5 or 6 of this Agreement. The Restricted Stock is also restricted in the sense that it may be forfeited to the Company (the “Forfeiture Restrictions”). The Grantee hereby agrees that if the Restricted Stock is forfeited, as provided in Section 6, the Company shall have the right to deliver the Restricted Stock to the Company’s transfer agent for, at the Company’s election, cancellation or transfer to the Company.

5.           Expiration of Restrictions and Risk of Forfeiture. Except as provided in Section 6, the restrictions on the Restricted Stock granted pursuant to this Agreement shall lapse and the Restricted Stock shall become transferable provided that the Grantee remains in the employ of, or a service provider to, the Company or its Affiliates until the applicable vesting dates set forth in the schedule below (each, a “Vesting Date”). The Award shall vest based upon the passage of time in accordance with the following schedule:

Portion of Award to Vest	Vesting Date
%
%
%
%
%
Total: 100% of Award

6.           Termination of Services.

(a)           Termination Generally. Subject to subsections (b) and (d) below, if the Grantee’s service relationship with the Company or any of its Affiliates is terminated for any reason, then those shares of Restricted Stock under the Award for which the restrictions have not lapsed shall become null and void and shall be forfeited to the Company as of the date of such termination. The Restricted Stock under the Award for which the restrictions have lapsed as of the date of such termination shall not be forfeited to the Company.

(b)           Termination without Cause. Notwithstanding subsection (a) above, if the Grantee’s service relationship with the Company or any of its Affiliates is terminated (i) without “Cause” (as defined below) or (ii) due to the Grantee’s death or total and permanent disability (within the meaning of Section 22(e)(3) of the Code), all restrictions on all outstanding shares of Restricted Stock shall lapse and such Restricted Stock shall become immediately transferable as of the date of such termination.

For purposes of this Agreement, “Cause” means, with respect to the Grantee, a determination by the Committee in its sole discretion that the Grantee has: (i) materially breached a written agreement between the Grantee and the Company or one of its Affiliates, including the material breach of any written policy or written code of conduct established by the Company or one of its Affiliates and applicable to the Grantee; (ii) committed an act of gross negligence, willful misconduct, breach of fiduciary duty, fraud, theft or embezzlement; (iii) been convicted of or been indicted for, or pled nolo contendere to, any felony (or state law equivalent) or any crime or misdemeanor involving moral turpitude; (iv) willfully failed or refused, other than due to disability, to perform the Grantee’s duties to the Company or one of its Affiliates; or (v) engaged in any other conduct that is materially injurious (whether monetarily or otherwise) to the Company or one of its Affiliates.

(c)           Change in Control. Upon the occurrence of a Change in Control, all restrictions on all outstanding shares of Restricted Stock shall lapse and such Restricted Stock shall become immediately transferable as of the Control Change Date.

(d)           Effect of Individual Agreement. Notwithstanding any provision herein to the contrary, in the event of any inconsistency between this Section 6 and any employment, severance or change in control agreement entered into by and between the Grantee and the Company or its Affiliates, the terms of the employment, severance or change in control agreement shall control.

7.           Leave of Absence. With respect to the Award, the Company may, in its sole discretion, determine that if the Grantee is on leave of absence for any reason, the Grantee shall be considered to still be in the employ of, or providing services for, the Company.

8.           Delivery. Promptly following the lapse of the restrictions on the Award as contemplated in Section 5 or 6 of this Agreement, the Company shall cause to be issued and delivered to the Grantee or the Grantee’s designee a certificate or other evidence of the number of shares of Restricted Stock as to which restrictions have lapsed, free of any restrictive legend relating to the lapsed restrictions, upon receipt by the Company of any tax withholding as may be requested pursuant to Section 9. The value of such Restricted Stock shall not bear any interest owing to the passage of time.

9.           Payment of Taxes. The Company may require the Grantee to pay to the Company (or the Company’s Affiliate if the Grantee is an employee of an Affiliate of the Company), an amount the Company deems necessary to satisfy its (or its Affiliate’s) current or future obligation to withhold federal, state or local income or other taxes that the Grantee incurs as a result of the Award. With respect to any required tax withholding, the Grantee may (a) direct the Company to withhold from the shares of Common Stock to be issued to the Grantee under this Agreement the number of shares necessary to satisfy the Company’s obligation to withhold taxes, which determination shall be based on the shares’ Fair Market Value at the time such determination is made; (b) deliver to the Company shares of Common Stock sufficient to satisfy the Company’s tax withholding obligations, based on the shares’ Fair Market Value at the time such determination is made; (c) deliver cash to the Company sufficient to satisfy its tax withholding obligations; or (d) satisfy such tax withholding through any combination of (a), (b) and (c). If the Grantee desires to elect to use the Common Stock withholding option described in subparagraph (a), the Grantee must make the election at the time and in the manner the Company prescribes. The Company, in its discretion, may deny the Grantee’s request to satisfy its tax withholding obligations using a method described under (a), (b), or (d) above. In the event the Company determines that the aggregate Fair Market Value of the shares of Common Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then the Grantee must pay to the Company, in cash, the amount of that deficiency immediately upon the Company’s request.

10.         Compliance with Securities Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Common Stock (including Restricted Stock) shall be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Common Stock may then be listed. No Common Stock shall be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed. In addition, Common Stock shall not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended (the “Act”), is at the time of issuance in effect with respect to the shares issued or (b) in the opinion of legal counsel to the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require the Grantee to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board, the Committee and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Common Stock available for issuance.

11.         Legends. The Company may at any time place legends referencing any restrictions imposed on the shares pursuant to Sections 4 or 10 of this Agreement or the provisions of the Plan on all certificates representing shares issued with respect to this Award.

12.         Right of the Company and Affiliates to Terminate Services. Nothing in this Agreement confers upon the Grantee the right to continue in the employ of or performing services for the Company or any Affiliate, or interferes in any way with the rights of the Company or any Affiliate to terminate the Grantee’s employment or service relationship at any time.

13.         Furnish Information. The Grantee agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation.

14.         Remedies. The parties to this Agreement shall be entitled to recover from each other reasonable attorneys’ fees incurred in connection with the successful enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

15.         No Liability for Good Faith Determinations. The Company, the members of the Board and the members of the Committee shall not be liable for any act, omission or determination taken or made in good faith with respect to the Plan, this Agreement or the Restricted Stock granted hereunder.

16.         Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Common Stock or other property to the Grantee or to the Grantee’s legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder. The Company may require the Grantee or the Grantee’s legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

17.         No Guarantee of Interests. The Company, the Board and the Committee do not guarantee the Common Stock from loss or depreciation.

18.         Company Records. Records of the Company or its Affiliates regarding the Grantee’s period of service, termination of service and the reason(s) therefor, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

19.         Notice. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed or, if earlier, the date it is sent via certified United States mail.

20.         Waiver of Notice. Any person entitled to notice hereunder may waive such notice in writing.

21.         Successors. This Agreement shall be binding upon the Grantee, the Grantee’s legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

22.         Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

23.         Company Action. Any action required of the Company shall be by resolution of the Board or the Committee or by a person or entity authorized to act by resolution of the Board or the Committee.

24.         Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

25.         Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the laws of the state of Maryland, without giving any effect to any conflict of law provisions thereof, except to the extent that Maryland law is preempted by federal law. The obligation of the Company to sell and deliver Common Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Common Stock.

26.         Amendment. This Agreement may be amended the Board or by the Committee at any time (a) without the Grantee’s consent, so long as the amendment does not materially and adversely affects the Grantee’s rights under the Award, or (b) with the Grantee’s consent. For purposes of clarity, any adjustment made to the Award pursuant to Article XIV or XVII of the Plan shall be deemed not to materially and adversely affect the Grantee’s rights under this Award.

27.         Clawback. This Agreement is subject to any written clawback policies of the Company, whether in effect on the Date of Grant or adopted, with the approval of the Board, following the Date of Grant. Any such policy may subject the Award and amounts paid or realized with respect to the Award to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company determines should apply to this Award.

28.         The Plan. This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan.

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IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the date and year first above written.

GLOBAL MEDICAL REIT INC.

By:

Name:

Title:

GRANTEE